Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 11, 2016, on the consolidated financial statements of PositiveID Corporation and Subsidiaries for the years ended December 31, 2015 and 2014, included herein on the registration statement of PositiveID Corporation on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 30, 2016